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                                                                     EXHIBIT 4.1

                             TECHNEST HOLDINGS, INC.

                          CERTIFICATE OF DESIGNATION OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

                     NEVADA REVISED STATUTES SECTION 78.1955



         Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), certifies by and through the undersigned that the Board of Directors of the Company, pursuant to Nevada Revised Statutes Section 78.1955 and Article IV,
Section 2 of the Articles of Incorporation of the Company, has adopted a resolution establishing a series of the Company's authorized preferred stock designated as Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK").

         The number of shares of the Series A Preferred Stock which the Company is authorized to issue is 150.

         The voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock are set forth in the Unanimous Consent of the Directors of Technest Holdings, Inc. set forth in EXHIBIT A attached hereto and made a part hereof.

         In witness whereof, the undersigned have executed this Certificate of Designation as of the [_____________], 2005.

                                                  TECHNEST HOLDINGS, INC.


                                                  By:________________________
                                                     Name:
                                                     Title:

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                   UNANIMOUS WRITTEN CONSENT OF THE DIRECTORS

                                       OF

                             TECHNEST HOLDINGS, INC.

                                       TO

                         ACTIONS TAKEN WITHOUT A MEETING

         Pursuant to Section 78.315 of the Nevada Revised Statutes and Article IV, Section 2 of the Articles of Incorporation (the "ARTICLES OF INCORPORATION") of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), the undersigned, being all of the directors (the "DIRECTORS") of the Company, hereby take the following actions by unanimous written consent (this "CONSENT") in lieu of a meeting of the Directors, by consent of said Directors, as set forth in the following resolutions, as if taken by unanimous vote of the Directors at a special meeting of the directors at which all of the Directors were present:

         WHEREAS, the Directors desire to establish and designate a series of shares of convertible preferred stock of the Company and to fix and determine the designation, number, voting powers, preferences, limitations, restrictions and relative rights thereof in accordance with the following resolutions;

         NOW, THEREFORE, be it hereby:

         RESOLVED: That the Company shall be, and hereby is, authorized to issue up to 150 shares of a series of the preferred stock, $0.001 par value per share, of the Company with the following voting powers, designation, preferences, limitations, restrictions and relative rights ("Series A Preferred Stock"):


         (1) DIVIDENDS. The Series A Preferred Stock shall not bear any dividends except as provided herein.

         (2) HOLDER'S CONVERSION OF SERIES A PREFERRED STOCK. A holder of Series A Preferred Stock shall have the right at any time, at such holder's option, to convert the Series A Preferred Stock into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

                  (a) CONVERSION RIGHT. At any time or times on or after the first date on which the Company's Certificate of Incorporation is validly amended such that the number of authorized shares of Common Stock (the "Authorized Common") equals or exceeds the sum (the "Common Equivalents") of (i) the number of issued and outstanding shares of Common Stock plus (ii) the aggregate of the number of shares of Common Stock into which all issued and outstanding shares of any class of Company stock other than Common Stock are at


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any time convertible (the period of time beginning on the date referred to above and continuing for so long as the Authorized Common equals or exceeds the Common Equivalents shall be referred to herein as the "Conversion Period") and continuing during the Conversion Period, any holder of Series A Preferred Stock shall be entitled to convert each share of Series A Preferred Stock into 1,000,000 fully paid and nonassessable shares of Common Stock ("Conversion Amount"), subject to adjustment in accordance with Section 2(b); PROVIDED, HOWEVER, Notwithstanding anything to the contrary contained herein, the number of Common Shares that may be acquired by the holder of the Series A Preferred Stock upon any conversion (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. By written notice to the Company, a holder of the Series A Preferred Stock may waive the provisions of this Section 3(b) as to itself but any such waiver will not be effective until the 61st day after delivery thereof.

         (b) CERTAIN ADJUSTMENTS AND OTHER EVENTS. The Series A Preferred Stock will be subject to adjustment from time to time as provided in this Section 2(b).

          (i) The Conversion Amount shall be subject to adjustment from time to time as hereinafter provided.

          (ii) In case the Company shall declare a dividend upon the Common Stock payable otherwise than out of earnings or surplus (other than paid-in surplus) or otherwise than in Common Stock or Convertible Securities, the Conversion Amount per share of the Common Stock shall be adjusted as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or surplus (other than paid-in surplus) only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are to be determined.

         (iii) In case the Company shall at any time issue shares of Common Stock in a stock dividend, stock distribution, or subdivision, the Conversion Amount in effect immediately prior to such issuance shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined or consolidated into a smaller number of shares by reclassification, reverse split, or otherwise, the Conversion Amount in effect immediately prior to such combination shall be proportionately reduced.

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         (iv) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger or amalgamation of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, amalgamation or sale, lawful and adequate provision shall be made whereby the holder hereof shall thereafter have the right to convert and receive upon the basis and upon the terms and conditions specified in this Certificate of Designation and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, (A) such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore issuable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger, amalgamation or sale not taken place, and (B) if such consolidation, merger, sale, transfer or other disposition is with any person (or any affiliate of such person) who shall have made a purchase, tender or exchange offer which was accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the holder shall have been given a reasonable opportunity then to elect to receive, either (x) the stock, securities, cash or properties he would have received pursuant to CLAUSE (I) immediately preceding or (y) the stock, securities, cash or properties issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof. In any such case appropriate provision shall be made with respect to the rights and interests of the holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Amount for the number of shares issuable upon conversion) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassification, consolidations, mergers, sales, transfers or other dispositions.

         (v) NOTICES.

                  (A) Immediately upon any adjustment, the Company will give written notice thereof to each holder of Series A Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

                  (B) The Company will give written notice to each holder of Series A Preferred Stock at least ten (10) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                  (C) The Company will also give written notice to each holder of Series A Preferred Stock at least ten (10) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

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                  (c) MECHANICS OF CONVERSION. Subject to the Company's ability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                  (i) HOLDER'S DELIVERY REQUIREMENTS. To convert Series A Preferred Stock into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and
                           (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                  (ii) COMPANY'S RESPONSE. Upon receipt by the Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five
                           (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                  (iii) RECORD HOLDER. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                  (d) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A Preferred Stock by a holder thereof shall be aggregated


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for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.

                  (e) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series A Preferred Stock.

            (3) REISSUANCE OF CERTIFICATES. In the event of a conversion pursuant to this Certificate of Designations of less than all of the Series A Preferred Stock represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series A Preferred Stock a Preferred Stock Certificate representing the remaining Series A Preferred Stock which have not been so converted.

         (4) RESERVATION OF SHARES. During the Conversion Period, the Company shall, so long as any of the Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series A Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series A Preferred Stock are at any time convertible.

         (5) VOTING RIGHTS. The Series A Shares shall have no voting rights except as otherwise provided in Section 9 or as required by the General Corporation Law of the State of Nevada.

         (6) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Stock in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred Share equal to $1000 (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Stock and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series A Preferred Stock as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series A Preferred Stock and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage


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of the full amount of Preferred Funds payable to all holders of Series A
Preferred Stock and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series A Preferred Stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

         (7) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series A Preferred Stock in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series A Preferred Stock, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Nevada Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Stock relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Preferred Stock shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

         (8) RESTRICTION ON DIVIDENDS. If any Series A Preferred Stock are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series A Preferred Stock, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock unless written notice thereof has been given to holders of the Series A Preferred Stock at least 10 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 8 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series A Preferred Stock an amount in cash equal to the amount such holder would have received had all of such holder's Series A Preferred Stock been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series A Preferred Stock, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

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         (9) VOTE TO CHANGE THE TERMS OF SERIES A PREFERRED STOCK. The
affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than 50% of the then outstanding Series A Preferred Stock, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

         (10) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Stock, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company upon terms and conditions reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series A Preferred Stock into Common Stock.




         IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by ___________________, its Director, as of the [______________], 2005.


                                                 TECHNEST HOLDINGS, INC.



                                                 By:____________________________

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                                    EXHIBIT I

                             TECHNEST HOLDINGS, INC.
                                CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of Technest Holdings, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, $.001 par value per share (the "Series A PREFERRED STOCK"), of Technest Holdings, Inc., a Nevada corporation (the "COMPANY"), indicated below into shares of Common Stock, $.001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series A Preferred Stock specified below as of the date specified below.

The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                                Date of Conversion:

                                ---------------------------------------------

                                Number of Series A
                                Preferred Stock to be converted

                                ---------------------------------------------

                                Stock certificate no(s). of Series A
                                Preferred Stock to be converted:

                                ---------------------------------------------

Please confirm the following information:


                                Number of shares of Common Stock to be issued:

                                ---------------------------------------------


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please issue the Common Stock into which the Series A Preferred Stock are being converted in the following name and to the following address:

                                Issue to:(1)

                                ---------------------------------------------

                                ---------------------------------------------

                                Facsimile Number:

                                ---------------------------------------------

                                Authorization:

                                ---------------------------------------------

                                By:

                                   ------------------------------------------
                                Title:

                                      ---------------------------------------
                                Dated:

                                ---------------------------------------------


ACKNOWLEDGED AND AGREED:

TECHNEST HOLDINGS, INC.

By: ______________________________
Name: ____________________________
Title: ___________________________


Date: ___________________


--------

       (1) If other than to the record holder of the Series A Preferred Stock, any applicable transfer tax must be paid by the undersigned.


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